UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2016

Alder BioPharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36431	90-0134860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11804 North Creek Parkway South Bothell, WA		98011
(Address of principal executive offices)		(Zip Code)

(425) 205-2900

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 26, 2016, Alder BioPharmaceuticals, Inc. (the “Company”) held its 2016 Annual Meeting of Stockholders at the offices of Cooley LLP at 1700 Seventh Avenue, Suite 1900, Seattle, Washington, 98101 (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on four proposals, each of which is described in more detail in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 29, 2016 (the “Proxy Statement”). The following is a brief description of each matter voted upon and the certified voting results.

Proposal No. 1. Stockholders elected each of the two nominees for Class II director to serve until the Company’s 2019 Annual Meeting of Stockholders and until his respective successor has been duly elected and qualified. The final voting results were as follows:

Director Name	Votes For	Votes Withheld	Broker Non-Votes
Paul Carter	39,481,494	191,096	2,124,272
Deepa R. Pakianathan	24,340,250	15,332,340	2,124,272

Proposal No. 2. Stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement. The final voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
39,353,362	143,403	175,825	2,124,272

Proposal No. 3. Stockholders indicated, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers. The final voting results were as follows:

One Year	Two Years	Three Years	Abstentions
38,765,787	21,906	878,220	6,677

Proposal No. 4. Stockholders ratified the selection by the Audit Committee of the Company’s Board of Directors of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. The final voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
39,707,694	2,065,851	23,317	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alder BioPharmaceuticals, Inc.

Dated: May 27, 2016

	By:	/s/ Randall C. Schatzman
Randall C. Schatzman, Ph.D.
President and Chief Executive Officer